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Exhibit 21

Subsidiaries of the Companies

Tonkin Springs Gold Mining Company, a Colorado corporation
U.S. Environmental Corporation, a Colorado corporation
US Gold Alberta ULC, an Alberta corporation
US Gold Holdings Corporation, a Delaware corporation
US Gold Canadian Acquisition Corporation, an Alberta corporation
Nevada Pacific Gold Ltd, a British Columbia corporation
Tone Resources Limited, a British Columbia corporation
White Knight Resources Ltd., a British Columbia corporation
Tonkin Springs LLC, a Delaware limited liability company
Tonkin Springs Venture Limited Partnership, a Nevada limited partnership
Pangea Resources, Inc., an Arizona corporation
Minera Pangea S.A. de C.V., a Mexican corporation
Nevada Pacific Gold (US) Inc., a Nevada corporation
Tone Resources (US) Inc., a Nevada corporation
White Knight Gold (US) Inc., a Delaware corporation
WKGUS LLC, a Nevada limited liability company
Golden Pick LLC, a Nevada limited liability company
NPGUS LLC, a Nevada limited liability company
Ticup LLC, a Nevada limited liability company

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  Exhibit 21